October 2, 1995

BOTI Acquisition Corp.
BOTI Holdings, Inc.
11755 East Peakview Avenue
Englewood, Colorado 80111

ATTENTION: Steven P. Cloward

Gentlemen:

     We refer to the Agreement and Plan of Merger ("Merger Agreement") dated as of July 24, 1995, between you and the undersigned. You have requested that the date in Section 7.1(f) of the Merger Agreement that was previously changed to October 2, 1995, now be changed to October 16, 1995.

     The Investment Committee and the Board of Directors of the Company, on behalf of the Company, have approved that request on the conditions that you understand that the Company will agree to no further changes to Section 7.1(f) and that you again agree that the Company will delay incurring additional expenditures with respect to its proxy statement until the Company has been advised that you have satisfied or waived the condition in Section 6.2(h). Such delay shall be considered to be consistent with our responsibilities under
Section 1.8 and Section 5.1 of the Merger Agreement.

     Please sign your acceptance below.

                              Yours very truly,

                              BIG O TIRES, INC.



                                     By: /s/ John E. Siipola
                                   John E. Siipola, Chairman

ACCEPTED:

BOTI Acquisition Corp.                BOTI Holdings, Inc.



By: /s/ Steven P. Cloward            By: /s/ Steven P. Cloward
    Steven P. Cloward, President         Steven P. Cloward, President